                                                                    Exhibit 99.1

                      TRANSMITTAL OF FINANCIAL REPORTS AND
                        CERTIFICATION OF COMPLIANCE WITH
                  UNITED STATES TRUSTEE OPERATING REQUIREMENTS
            FOR THE PERIOD ENDED DECEMBER 31, 2001 AND MARCH 31, 2002



                                            :
IN RE:                                      :    CHAPTER 11
                                            :
LTV STEEL COMPANY, INC.,                    :    JOINTLY ADMINISTERED
A NEW JERSEY CORPORATION, ET AL.,           :    CASE NO. 00-43866
                                            :
                                 DEBTORS.   :    CHIEF JUDGE WILLIAM T. BODOH

               As Vice President and Controller of The LTV Corporation ("LTV"), a corporation organized under the laws of the State of Delaware and one of the debtors and debtors in possession in the above-captioned Chapter 11 cases (collectively, the "Debtors"), I hereby affirm that:

               1. I have reviewed the following statements for the periods ended and as of December 31, 2001 and March 31, 2002 attached hereto (collectively, the "Statements"): Integrated Steel Business -- Cash Receipts and Disbursements and Debtors' Cash Account Balances; The LTV Corporation -- Consolidated Liabilities; LTV Copperweld Business -- Summarized Operating Results Month and Year-to-Date, Balance Sheet and Cash Flow.

               2. The Statements are based on the Debtors' books and records maintained in the ordinary course of business. The statements have been prepared in accordance with normal and customary accounting practices and fairly and accurately reflect the relevant information for the applicable period.

               3. As agreed with the Office of the United States Trustee (the "U.S. Trustee"), the Debtors will submit a Statement of Compensation only when necessary or appropriate to revise or update the information previously provided to the U.S. Trustee.

               4. The insurance described in Section 4 of the Operating Instructions and Reporting Requirements for Chapter 11 Cases (the "Operating Instructions") issued by the U.S. Trustee remains in force.

               5. All postpetition taxes, as described in Sections 1 and 14 of the Operating Instructions, are current and have been paid in the ordinary course of business.

               6. No professional fees have been paid without specific court authorization.

               The Statements were prepared by LTV under my direction and supervision. LTV verifies that, to the best of its knowledge, the information set forth in the Statements is true and correct.

Dated:  April 29, 2002                      /s/ John T. Delmore
        --------------                      -------------------
                                            John T. Delmore
                                            Vice President and Controller
                                            The LTV Corporation

THE LTV CORPORATION
Integrated Steel Business
Cash Receipts and Disbursements
(Unaudited)
($ in Thousands)


                                                                                               1st Quarter 2002
                                                                   2001          -----------------------------------------------
                                                                December(1)        January          February            March
                                                                -----------      -----------       -----------       -----------
Receipts                                                        $   127,798      $   111,621       $   115,263       $    49,897
                                                                -----------      -----------       -----------       -----------

Disbursements:
           Labor                                                     14,391           16,517            11,736             3,006
           Healthcare                                                 9,498           22,904            23,191            23,136
           Non-labor plant hot-idle and other expenditures           14,015           18,092            17,195             9,241
           Non-labor administrative expenditures                      1,496            8,690             5,709             1,902
           Chapter 11 professional fees and expenses                     --            2,519             4,063             1,285
           Funding of accounts pursuant to APP                        2,167           39,732             5,759               900
           Interest and bank fees                                        --            2,338             3,299               658
                                                                -----------      -----------       -----------       -----------
              Total                                                  41,567          110,792            70,952            40,128
                                                                -----------      -----------       -----------       -----------

Receipts less Disbursements                                          86,231              829            44,311             9,769

Beginning cash balance                                              125,446          211,677           116,074            70,097

Less: Repayment of Secured Bank Facility                                 --          (96,432)          (90,288)          (13,633)

                                                                -----------      -----------       -----------       -----------
Ending cash balance                                             $   211,677      $   116,074       $    70,097       $    66,233
                                                                ===========      ===========       ===========       ===========

Balance due under Secured Bank Facility
   including outstanding letters of credit                      $   456,276      $   355,534       $   265,246       $   251,213
                                                                ===========      ===========       ===========       ===========


       See accompanying notes to Cash Receipts and Disbursement Schedule.


        (1) For the period from the effective date of the APP (December 7, 2001).

   Notes to Integrated Steel Business Cash Receipts and Disbursements Schedule

        On December 7, 2001, the Court entered an order (the "APP Order") authorizing LTV Steel Company, Inc. and its affiliated debtors (collectively, the "Debtors") to implement an asset protection plan (the "APP") for the safe and orderly cessation and winddown of their integrated steel business over a nine-month period (the "APP Period"). Pursuant to the APP Order, the Debtors hot-idled their primary integrated steel facilities in December 2001 and ceased producing steel. After entry of the APP Order, the Debtors' integrated steel business continued to ship product that remained in inventory, collected receivables and marketed the integrated steel assets for sale under court approved sale procedures. By order dated February 28, 2002, the Court approved the sale of substantially all of the Debtors' integrated steel assets to WLR Acquisition Corp. n/k/a Integrated Steel Group, Inc. ("ISG") for a purchase price of approximately $80 million (a portion of which will be allocated to the purchase of the assets of certain non-debtor railroads), plus the assumption of certain environmental and other obligations. ISG will also purchase inventories which are located at the integrated steel facilities for approximately $52 million. The sale of the Debtors' integrated steel assets to ISG closed on April 12, 2002. A second closing related to the purchase of the inventory by ISG and the nondebtor railroads is expected to close in May 2002.

        Under the APP, the Debtors are paying expenditures of their integrated steel business in accordance with a budget negotiated with their postpetition secured lenders (collectively, the "DIP Lenders") for the consensual use of cash collateral to complete the orderly winddown of the integrated steel business, which budget was approved by the Court on December 18, 2001 and subsequently amended from time to time (the "APP Budget"). The APP and the APP Budget contemplated that the Debtors' integrated steel facility in Hennepin, Illinois would be hot-idled for the entire APP Period and that integrated steel facilities in East Chicago, Indiana and Cleveland, Ohio would be hot idled through February 28, 2002. Since February 28, 2002 through the date of the sale, ISG paid the incremental hot-idle costs for these facilities and the Debtors' coke facility in Warren, Ohio, which was also sold to ISG. The Debtors' coke facility in Chicago, Illinois was cold-idled in February 2002 and was not sold to ISG. The Debtors' Tubular Business and the business of Debtor Copperweld Corporation and its subsidiaries (collectively, "LTV Copperweld") continue to operate. The assets of the LTV Copperweld businesses are currently being actively marketed for sale.

        The Debtors currently are unable to make an accurate estimate of the amount that ultimately will be realized from the sale of the remaining inventory and other assets or the collection of receivables. The Debtors are also currently unable to make an accurate estimate of the amount of their pre- and post-petition liabilities. Accordingly, at this time the Debtors are currently unable to estimate the amount of cash that will be available for distribution to creditors after satisfaction of the DIP Lenders' claims in full, which DIP lenders' claims as of December 28, 2001 aggregated $456.3 million and as of March 31, 2002 aggregated $251.2 million. Additionally, the Debtors believe that the value obtained from the liquidation of their assets, including the sale of the assets of the LTV Copperweld businesses, will not be sufficient to provide any recovery for common shareholders. Shareholders will not receive any value as a result of the sale of the Debtors' integrated steel assets to ISG.

        Pursuant to the APP, the Debtors are also required to fund certain expenditures from the above proceeds for professional fees and expenses, employee retention, a government regulation reserve account for environmental obligations, a defense fund for Debtors' directors and officers and a warranty fund.

THE LTV CORPORATION
Integrated Steel Business - Debtors' Cash Account Balances
(Unaudited)
($ in Thousands)


                                                                  Balance Month end
                                          -----------------------------------------------------------------
                                              2001                               2002
                                          -----------       -----------------------------------------------
                                            December          January           February           March
                                          -----------       -----------       -----------       -----------
National City Corporate                   $        82       $     1,512       $     1,355       $     2,602
Mellon Bank Corporate                          20,202             4,361            11,713             6,516
Mellon Bank Lockbox                               668             2,587             2,005                83
JP Morgan Chase                                25,207           111,630            62,622            59,515
Outstanding Checks                             (2,796)           (4,462)           (7,988)           (2,873)
Investments:
    Goldman Sachs                              55,058                --                --                --
    Dreyfus                                    98,672                --                --                --
Chase Metlife and Aetna                         1,735                --                --                --
National City Payroll Direct Deposit            4,866                --                --                --
Mellon Hourly Wage Payroll                      3,468                --                --                --
PNC Salary Payroll                              1,699                --                --                --
Mellon Tax Account                              2,198                --                --                --
Imprest Funds and Other                           618               446               390               390

                                          -----------       -----------       -----------       -----------
    Total                                 $   211,677       $   116,074       $    70,097       $    66,233(a)
                                          ===========       ===========       ===========       ===========


(a) On April 3, 2002, a $29,447 paydown on the Secured Bank Facility was made.

THE LTV CORPORATION
Consolidated Liabilities as of December 31, 2001
(Unaudited)
($ in Thousands)


                                              Post-            Pre-
                                            Petition         Petition           Total
                                           -----------      -----------      -----------
Accounts Payable                           $   117,070      $   312,927      $   429,997
Accrued Employee Wages and Benefits             48,617          297,025          345,642
Pensions                                         6,784          726,704          733,488
Other Post-Employment Obligations               46,507        1,595,572        1,642,079
Taxes other than Income                         54,925           90,048          144,973
Accrued Interest                                 3,862           10,805           14,667
Other Accrued Liabilities                       66,516          227,610          294,126
Unsecured Debt                                      --          571,983          571,983
Secured Debt:
         Debtor-in-Possession Facility         355,679               --          355,679
         Term Loan                             193,875               --          193,875

                                           -----------      -----------      -----------
   Total                                   $   893,835      $ 3,832,674      $ 4,726,509
                                           ===========      ===========      ===========


Note: These amounts reflect the consolidated figures identified in the Debtors' books and records as of December 31, 2001 and do not reflect the reduction of these liabilities or the incurrence of additional liabilities after that date. Among other things, these figures do not reflect any claims arising from the termination of certain of the Debtors' pension plans on March 31, 2002 or additional unknown claims that may be asserted against the Debtors, including environmental claims and any potential claims asserted pursuant to the administrative claim bar date established as May 20, 2002 by order of the Court dated March 7, 2002. Also included in the post-petition amounts are approximately $101 million of liabilities related to non-debtor affiliates of the Debtors.

THE LTV CORPORATION
LTV Copperweld Business
Summarized Operating Results Year-to-Date
(Unaudited)
($ in Millions)


                    12 Months ended
                      December 31
              ----------------------------
                  2001             2000
              -----------      -----------
Revenues      $   1,011.5      $   1,250.7

EBIT                 12.5             42.6

EBITDA               59.4             88.2
              ===========      ===========

THE LTV CORPORATION
LTV Copperweld Business
Balance Sheet
(Unaudited)
($ in Millions)


                                                               December 31
                                                       ----------------------------
                                                          2001             2000
                                                       -----------      -----------
Current Assets

    Cash and cash equivalents                          $      16.4      $       5.1
    Receivables                                              115.8            144.2
    Inventories                                              183.2            195.0
    Prepaid and other current assets                           1.0              4.0
                                                       -----------      -----------
                                                             316.4            348.3
                                                       -----------      -----------

Non Current Assets

    Property, plant and equipment                            399.9            442.9
    Intangible and other non current assets                  226.7            257.5

                                                       -----------      -----------
       Total Assets                                    $     943.0      $   1,048.7
                                                       ===========      ===========

Current Liabilities

    Accounts payable                                   $      29.7      $      41.3
    Other accrued liabilities                                 30.3             15.6
                                                       -----------      -----------
                                                              60.0             56.9
                                                       -----------      -----------

Non Current Liabilities                                      405.2            399.2

Liabilities Subject to Compromise                            306.5            354.9

Total Shareholder's Equity                                   171.3            237.7

                                                       -----------      -----------
       Total Liabilities and Shareholder's Equity      $     943.0      $   1,048.7
                                                       ===========      ===========


        Note: The Debtors believe that the value obtained from the liquidation of the assets of the LTV Copperweld businesses will not be sufficient to provide any recovery for common shareholders of The LTV Corporation.

THE LTV CORPORATION
LTV Copperweld Business
Cash Flow
(Unaudited)
($ in Millions)


                                                 December 2001
                                        ------------------------------
                                           Month          Year-to-Date
                                        -----------       ------------
Net Income (Loss)                       $     (31.3)      $     (32.0)
Non Cash Special Charge                        23.7              23.7
Depreciation and Amortization                   4.4              46.9
(Increase) Decrease in Receivables              9.1              28.4
(Increase) Decrease in Inventories            (31.0)             11.8
Increase (Decrease) in Payables                 4.8             (11.6)
Other Changes                                   5.2               1.0
                                        -----------       -----------
     Cash Provided by Operations              (15.1)             68.2

Investing/Financing Activities:
     Capital Spending                          (2.8)            (24.1)
     Intercompany Settlements                  27.3             (32.8)

                                        -----------       -----------
Net Cash Flow                           $       9.4       $      11.3
                                        ===========       ===========